Exhibit 99.1

Beacon Roofing Supply Reports Third Quarter 2018 Results

•	Record third quarter net sales of $1.93 billion (59.4% growth year-over-year)
•	Gross margins expanded by 100 bps to 25.5%, as margins were favorably impacted by positive price-cost realization
•	Third quarter EPS of $0.55 vs. $0.73 in the prior year, and Adjusted EPS of $1.18 vs. $0.97
•	Record Adjusted EBITDA of $187.7 million
•	Allied integration progressing ahead of schedule; realized synergies of $25 million year-to-date

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (Nasdaq:BECN) (“Beacon” or the “Company”) announced results today for its third quarter ended June 30, 2018 and nine months  ended June 30, 2018 of the fiscal year ending September 30, 2018 (“2018”).

Paul Isabella, the Company's President and Chief Executive Officer, stated, “We generated record sales and Adjusted EBITDA during our fiscal 2018 third quarter. Gross margins expanded by 100 bps compared to the prior year quarter and 180 bps compared to the second quarter of fiscal year 2018. These results were made possible through excellent work from our entire organization, as we effectively communicated the inflationary pressures to the marketplace. Not only did we achieve positive price-cost realization in each of our three product lines, but we also significantly outperformed our prior public guidance, which we believe underscores the value our service levels bring to the market. Organic sales increased 2.0%, reflecting improved pricing, partially offset by volume headwinds from difficult storm comparisons within our larger traditional hail markets. We are pleased by our excellent operating execution, which was highlighted by our price-cost efforts and an ability to control expenses in a quarter of softer demand. The integration of Allied is tracking better than expected for 2018, and we remain committed to realizing our long-term synergy goals. We recognize that weather events may cause short-term demand to fluctuate geographically, however our long-term sales trajectory shows a much greater level of consistency given our sizeable repair and remodel (R&R) business. Going forward, Beacon will remain a disciplined leader on pricing and we will continue to distinguish ourselves through strategic investments in our people and technology, and by expanding the depth and breadth of our product offerings.”

Third Quarter

Total sales increased 59.4% to a third quarter record of $1.93 billion, up from $1.21 billion in 2017. Residential roofing product sales increased 23.4%, non-residential roofing product sales increased 42.1% and complementary product sales increased 204.6% over the prior year. Existing markets sales, excluding acquisitions, increased 2.0% for the quarter. The third quarter of fiscal years 2018 and 2017 each had 64 business days.

Net income attributable to common shareholders for the third quarter was $43.4 million, compared to $44.7 million in 2017. Third quarter EPS was $0.55, compared to $0.73 in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the non-recurring effects of tax reform, was $93.4 million in the third quarter of 2018, compared to $59.3 million in 2017. Third quarter Adjusted EPS was $1.18, compared to $0.97 in 2017. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Third quarter results were positively impacted by solid organic sales growth within non-residential roofing and complementary building products categories, improved existing markets gross margins and favorable contributions from acquired operations. Third quarter results were negatively impacted by a decline in residential roofing volumes and higher operating expenses, increased interest expense and the impact from preferred dividends primarily related to the acquisition of Allied.

Nine Months

Total sales increased 45.2% to a nine-month record of $4.48 billion, up from $3.09 billion in 2017. Residential roofing product sales increased 18.6%, non-residential roofing product sales increased 27.5% and complementary product sales increased 164.7% over the prior year. Existing markets sales, excluding acquisitions, increased 3.6% year to date. The nine months of fiscal years 2018 and 2017 each had 189 business days.

Net income attributable to common shareholders for the nine months was $38.3 million, compared to $55.7 million in 2017. The nine-

month EPS was $0.51, compared to $0.91 in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the net benefit from one-time tax items, was $122.6 million year to date, compared to $98.7 million in 2017. The nine-month Adjusted EPS was $1.62, compared to $1.61 in 2017. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). The nine-month results were positively impacted by organic sales growth, higher gross margins and beneficial tax adjustments. The nine-month results were negatively impacted by higher operating expenses, increased interest expense and the impact of preferred dividends primarily related to the acquisition of Allied.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Third Quarter 2018 Earnings Results Webcast and Conference Call
When	Tuesday, August 7, 2018
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)
Live Call:	720-634-9063; Conf. ID #9762196

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 554 branches throughout 50 states in the U.S. and 6 provinces in Canada.  To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2018[1]	% of Net Sales	2017[2]	% of Net Sales	2018[1]	% of Net Sales	2017[2]	% of Net Sales
Net sales	$1,934,951	100.0%	$1,213,894	100.0%	$4,482,555	100.0%	$3,086,802	100.0%
Cost of products sold	1,441,057	74.5%	916,140	75.5%	3,380,531	75.4%	2,333,504	75.6%
Gross profit	493,894	25.5%	297,754	24.5%	1,102,024	24.6%	753,298	24.4%
Operating expense:
Selling, general and administrative	323,194	16.7%	183,600	15.1%	858,534	19.2%	538,288	17.4%
Depreciation	15,811	0.8%	8,579	0.7%	41,640	0.9%	25,122	0.8%
Amortization	50,076	2.6%	20,704	1.7%	105,339	2.3%	61,116	2.0%
Total operating expense	389,081	20.1%	212,883	17.5%	1,005,513	22.4%	624,526	20.2%
Income (loss) from operations	104,813	5.4%	84,871	7.0%	96,511	2.2%	128,772	4.2%
Interest expense, financing costs, and other	37,348	1.9%	13,397	1.1%	99,486	2.2%	39,239	1.3%
Income (loss) before provision for income taxes	67,465	3.5%	71,474	5.9%	(2,975)	0.0%	89,533	2.9%
Provision for (benefit from) income taxes	18,090	0.9%	26,815	2.2%	(53,291)	(1.1%)	33,800	1.1%
Net income (loss)	49,375	2.6%	44,659	3.7%	50,316	1.1%	55,733	1.8%
Dividends on preferred shares[3]	6,000	0.4%	-	0.0%	12,000	0.2%	-	0.0%
Net income (loss) attributable to common shareholders	$43,375	2.2%	$44,659	3.7%	$38,316	0.9%	$55,733	1.8%

Weighted-average common stock outstanding:
Basic	68,086,387		60,311,923		67,976,980		60,131,546
Diluted	69,148,143		61,350,843		69,240,040		61,163,591

Net income (loss) per share[4]:
Basic	$0.56		$0.74		$0.52		$0.93
Diluted	$0.55		$0.73		$0.51		$0.91

[1]

The third quarter 2018 operating results include $10.0 million ($7.1 million, net of taxes) of non-recurring charges, $50.1 million ($35.6 million, net of taxes) of amortization for acquired intangibles, and $3.5 million ($2.5 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The nine months ended June 30, 2018 operating results include $43.8 million ($31.0 million, net of taxes) of non-recurring charges, $105.4 million ($74.7 million, net of taxes) of amortization for acquired intangibles, and $22.1 million ($15.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The three and nine months ended June 30, 2018 also include net non-recurring tax benefit of $1.2 million and $49.1 million, respectively. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[2]

The third quarter 2017 operating results include $2.0 million ($1.2 million, net of taxes) of non-recurring charges, $20.7 million ($12.7 million, net of taxes) of amortization for acquired intangibles, and $1.1 million ($0.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The nine months ended June 30, 2017 operating results include $4.7 million ($2.9 million, net of taxes) of non-recurring charges, $61.1 million ($37.5 million, net of taxes) of amortization for acquired intangibles, and $4.3 million ($2.6 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[3]

For the three months ended June 30, 2018, $6.0 million is comprised entirely of cumulative dividends that are undeclared as of period end. For the nine months ended June 30, 2018, $12.0 million is comprised of the $6.0 million cumulative dividends that are undeclared as well as an additional $6.0 million of preferred share dividends that had been declared and paid as of period end.

[4]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period.

The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$49,375	$44,659	$50,316	$55,733
Dividends on preferred shares	(6,000)	-	(12,000)	-
Net income (loss) attributable to common shareholders	$43,375	$44,659	$38,316	$55,733
Undistributed income allocated to participating securities	(5,406)	-	(3,293)	-
Net income (loss) attributable to common shareholders - basic and diluted	$37,969	$44,659	$35,023	$55,733

Weighted-average common shares outstanding - basic	68,086,387	60,311,923	67,976,980	60,131,546
Effect of common share equivalents	1,061,756	1,038,920	1,263,060	1,032,045
Weighted-average common shares outstanding - diluted	69,148,143	61,350,843	69,240,040	61,163,591

Net income (loss) per share - basic	$0.56	$0.74	$0.52	$0.93
Net income (loss) per share - diluted	$0.55	$0.73	$0.51	$0.91

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	June 30, 2018	September 30, 2017	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$27,551	$138,250	$33,055
Accounts receivable, net	1,077,888	704,527	670,977
Inventories	1,165,389	551,924	641,425
Prepaid expenses and other current assets	337,589	209,138	221,477
Total current assets	2,608,417	1,603,839	1,566,934

Property and equipment, net	288,708	156,129	156,951
Goodwill	2,321,180	1,251,986	1,256,014
Intangibles, net	1,371,005	429,069	442,962
Other assets, net	1,511	8,534	1,511

Total Assets	$6,590,821	$3,449,557	$3,424,372

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$719,686	$503,697	$387,579
Accrued expenses	520,952	261,297	280,315
Current portion of long-term obligations	19,714	14,141	13,762
Total current liabilities	1,260,352	779,135	681,656

Borrowings under revolving lines of credit, net	482,489	3,205	449,615
Long-term debt, net	2,494,308	721,268	721,685
Deferred income taxes, net	93,928	138,383	142,116
Long-term obligations under equipment financing and other, net	15,979	23,213	26,025
Other long-term liabilities	6,319	2,547	2,387
Total liabilities	4,353,375	1,667,751	2,023,484

Commitments and contingencies

Convertible preferred stock	$399,195	$-	$-

Stockholders' equity:
Common stock	681	677	603
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,063,137	1,047,506	714,608
Retained earnings	792,502	748,186	703,055
Accumulated other comprehensive loss	(18,069)	(14,563)	(17,378)
Total stockholders' equity	1,838,251	1,781,806	1,400,888
Total Liabilities and Stockholders' Equity	$6,590,821	$3,449,557	$3,424,372

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended June 30,
	2018	2017
Operating activities:
Net income (loss)	$50,316	$55,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146,979	86,238
Stock-based compensation	13,133	11,227
Certain interest expense and other financing costs	11,549	3,989
Loss on debt extinguishment	1,726	-
Gain on sale of fixed assets	(1,131)	(726)
Deferred income taxes	(48,855)	6,625
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(52,024)	(28,309)
Inventories	(299,881)	(141,942)
Prepaid expenses and other assets	(19,511)	(55,973)
Accounts payable and accrued expenses	195,948	137,290
Other liabilities	732	21
Net cash provided by (used in) operating activities	(1,019)	74,173

Investing activities:
Purchases of property and equipment	(34,978)	(31,882)
Acquisition of businesses	(2,715,429)	(128,533)
Proceeds from sales of assets	750	1,839
Net cash provided by (used in) investing activities	(2,749,657)	(158,576)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	490,971	88,357
Borrowings under term loan, net of repayments	526,575	(3,375)
Borrowings under senior notes	1,300,000	-
Payment of debt issuance costs	(65,788)	-
Repayments under equipment financing facilities and other	(8,604)	(7,780)
Proceeds from issuance of convertible preferred stock	400,000	-
Payment of stock issuance costs	(1,279)	-
Payment of dividends on preferred stock	(6,000)	-
Proceeds from issuance of common stock related to equity awards	6,950	9,994
Taxes paid related to net share settlement of equity awards	(3,975)	(1,172)
Net cash provided by (used in) financing activities	2,638,850	86,024

Effect of exchange rate changes on cash and cash equivalents	1,127	48

Net increase (decrease) in cash and cash equivalents	(110,699)	1,669
Cash and cash equivalents, beginning of period	138,250	31,386
Cash and cash equivalents, end of period	$27,551	$33,055

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Three Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$824,461	42.6%	$667,896	55.0%	$156,565	23.4%
Non-residential roofing products	483,524	25.0%	340,157	28.0%	143,367	42.1%
Complementary building products	626,966	32.4%	205,841	17.0%	421,125	204.6%
	$1,934,951	100.0%	$1,213,894	100.0%	$721,057	59.4%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$589,507	52.5%	$607,341	55.1%	$(17,834)	(2.9%)
Non-residential roofing products	346,410	30.8%	317,880	28.8%	28,530	9.0%
Complementary building products	187,922	16.7%	177,096	16.1%	10,826	6.1%
	$1,123,839	100.0%	$1,102,317	100.0%	$21,522	2.0%

Existing Market[1] Sales By Business Day[2]
	Three Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$9,211	52.5%	$9,490	55.1%	$(279)	(2.9%)
Non-residential roofing products	5,413	30.8%	4,967	28.8%	446	9.0%
Complementary building products	2,936	16.7%	2,767	16.1%	169	6.1%
	$17,560	100.0%	$17,224	100.0%	$336	2.0%
¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the third quarter of fiscal year 2018.
[2]	There were 64 business days in each of the quarters ended June 30, 2018 and 2017.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Nine Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,995,193	44.6%	$1,681,739	54.5%	$313,454	18.6%
Non-residential roofing products	1,145,064	25.5%	897,879	29.1%	247,185	27.5%
Complementary building products	1,342,298	29.9%	507,184	16.4%	835,114	164.7%
	$4,482,555	100.0%	$3,086,802	100.0%	$1,395,753	45.2%

Consolidated Sales by Product Line for Existing Markets[1]
	Nine Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,540,356	52.9%	$1,527,375	54.3%	$12,981	0.8%
Non-residential roofing products	879,558	30.2%	836,279	29.7%	43,279	5.2%
Complementary building products	491,916	16.9%	448,160	16.0%	43,756	9.8%
	$2,911,830	100.0%	$2,811,814	100.0%	$100,016	3.6%

Existing Market[1] Sales By Business Day[2]
	Nine Months Ended June 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,150	52.9%	$8,081	54.4%	$69	0.8%
Non-residential roofing products	4,654	30.2%	4,425	29.7%	229	5.2%
Complementary building products	2,603	16.9%	2,371	15.9%	232	9.8%
	$15,407	100.0%	$14,877	100.0%	$530	3.6%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2018.
[2]	There were 189 business days for the nine months ended June 30, 2018 and 2017, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands, except per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2018		2017		2018		2017
	Amount	Per Share[2]	Amount	Per Share[2]	Amount	Per Share[3]	Amount	Per Share[3]
Net income (loss)	$49,375	$0.63	$44,659	$0.73	$50,316	$0.67	$55,733	$0.91
Acquisition costs[4]	45,191	0.57	14,614	0.24	121,429	1.60	42,987	0.70
Effects of tax reform[5]	(1,166)	(0.02)	-	-	(49,149)	(0.65)	-	-
Adjusted Net Income (Loss)	$93,400	$1.18	$59,273	$0.97	$122,596	$1.62	$98,720	$1.61

[1]

Adjusted Net Income (Loss) is defined as net income that excludes non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period after assuming the full conversion of the participating Preferred Stock.

[2]

Per share amounts are calculated using the diluted weighted-average common stock outstanding totals for each respective period after assuming the full conversion of the participating Preferred Stock. The weighted-average share count utilized in the 2018 calculation of Adjusted EPS is 78,842,762. This amount is the 69,148,143 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock, which were excluded from the GAAP net income (loss) per share calculation for the period due to their anti-dilutive nature. The weighted-average share count utilized in the 2017 calculation of Adjusted EPS is 61,350,843.

[3]

Per share amounts are calculated using the diluted weighted-average common stock outstanding totals for each respective period after assuming the full conversion of the participating Preferred Stock. The weighted-average share count utilized in the 2018 calculation of Adjusted EPS is 75,632,096. This amount is the 69,240,040 diluted weighted-average shares outstanding plus the assumed conversion of 6,392,056 weighted-average shares of participating Preferred Stock, which were excluded from the GAAP net income (loss) per share calculation for the period due to their anti-dilutive nature. The weighted-average share count utilized in the 2017 calculation of Adjusted EPS is 61,163,591.

[4]

Acquisition costs for the three months ended June 30, 2018 include $13.5 million of non-recurring charges related to acquisitions and $50.1 million of amortization expense related to intangibles, both net of $18.4 million in tax in total. Acquisition costs for the three months ended June 30, 2017 include $3.1 million of non-recurring charges related to acquisitions and $20.7 million of amortization expense related to intangibles, both net of $9.2 million in tax in total. Acquisition costs for the nine months ended June 30, 2018 include $65.9 million of non-recurring charges related to acquisitions and $105.4 million of amortization expense related to intangibles, both net of $49.9 million in tax in total. Acquisition costs for the nine months ended June 30, 2017 include $9.0 million of non-recurring charges related to acquisitions and $61.1 million of amortization expense related to intangibles, both net of $27.1 million in tax in total.

[5]

The non-recurring impact of deferred tax asset revaluation and a recognized provisional expense related to the repatriation of earnings and profits of our foreign subsidiary, Beacon Roofing Supply Canada Company.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$49,375	$44,659	$50,316	$55,733
Acquisition costs[2]	9,957	1,971	43,827	4,715
Interest expense, net	39,055	13,614	104,334	40,098
Income taxes	18,090	26,815	(53,291)	33,800
Depreciation and amortization	65,887	29,283	146,979	86,238
Stock-based compensation	5,298	3,653	13,133	11,227
Adjusted EBITDA	$187,662	$119,995	$305,298	$231,811

Adjusted EBITDA as a % of net sales	9.7%	9.9%	6.8%	7.5%

¹

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, non-recurring acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. However, our calculations of these non-GAAP measures may not align with similarly titled measures reported by other companies. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute Adjusted EBITDA using the same consistent method from quarter-to-quarter and year-to-year.

[2]

Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.